UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) December 15, 2005

USN CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	33-42701	84-1186026
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor, Suite 200 Irving, Texas		76039
(Address of principal executive offices)		(Zip code)

(972) 686-9102

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On December 15, 2005, the Board of Directors (the “Board”) of USN Corporation (the “Company”) approved the adoption of the USN Corporation 2005 Stock Incentive Plan (the “Plan”). The Plan allows for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and qualified performance awards. The maximum number of shares the Company’s common stock that may be issued under the Plan is 5,000,000, with a maximum of 1,000,000 shares, or $1,250,000 in the case of a qualified performance award, granted to any one participant during a calendar year. All employees and consultants of the Company, as well as those persons extended an offer of employment with the Company, are eligible to receive an award under the Plan. The compensation committee of the Board shall determine who is to be granted an award, what type of award and the number of shares or units to be awarded.

The Plan will become effective upon, and any grant is subject to and may not be exercised before, the approval by a majority of the Company’s stockholders (the “Effective Date”). Such approval must be made prior to the first anniversary of the Board adopting the Plan. If the Plan is so approved, the Plan will remain available for the grant of awards until the tenth anniversary of the Effective Date. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the terms of the Plan, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated into this Item 1.01 by this reference.

Item 8.01	Other Events.

On December 15, 2005, the disinterested directors of the Board approved the payment of a bonus to the Company’s chief executive officer, Mr. Mark Miller. The bonus will total $125,000, and be paid in three equal monthly installments.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Reference
10.11	USN Corporation 2005 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USN CORPORATION

Date: December 21, 2005	By:	/s/ Anthony Runnels
		Name:	Anthony Runnels
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Reference
10.11	USN Corporation 2005 Stock Incentive Plan

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